EXHIBIT 23.1


                            KYLE L. TINGLE, CPA , LLC








To Whom It May Concern:                                             May 27, 2005



The firm of Kyle L. Tingle, Certified Public Accountant, LLC hereby consents to the inclusion of his report of August 5, 2004, accompanying the audited financial statements of Dazzling Investments, Inc., as at December 31, 2002 and December 31, 2003, in the Form 10KSB.


Very truly yours,


/s/ KYLE L. TINGLE
____________________________
    Kyle L. Tingle, CPA, LLC

















P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702)
436-4218, e-mail: ktingle@kyletinglecpa.com